SCHEDULE 13D/A

CUSIP No: 290890102

TRANSACTIONS IN THE SHARES BY THE REPORTING PERSON DURING THE PAST 60 DAYS

Date of Transaction	Shares Purchased(Sold)	Price per Share
10/31/2008	(100,000)	12.32